Nicor Gas Company

Form 10-K/A

Exhibit 99.02

CERTIFICATION

I, Kathleen L. Halloran, Executive Vice President Finance and Administration of Nicor Gas Company, certify that:

1)	This annual report on Form 10-K/A of Nicor Gas Company fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Nicor Gas Company.

Date March 7, 2003	/s/ KATHLEEN L. HALLORAN
Kathleen L. Halloran Executive Vice President Finance and Administration